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                                                                     EXHIBIT 5.1

                  [STRADLING YOCCA CARLSON & RAUTH LETTERHEAD]



                               December 20, 1999




Fidelity National Financial, Inc.
17911 Von Karman Avenue, Suite 300
Irvine, California  92614

        Re:    Registration Statement on Form S-3 (File No. 333-65837)
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Ladies and Gentlemen:


        We have acted as special counsel to Fidelity National Financial, Inc., a Delaware corporation ("Fidelity"), in connection with the preparation of the Registration Statement on Form S-3 (File No. 333-65837) filed by Fidelity with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") (as amended, the "Registration Statement"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of the following securities of Fidelity with an aggregate initial public offering price of up to $400,000,000:
(i) debt securities, in one or more series (the "Debt Securities"), which may be issued under an Indenture (the "Indenture") entered into or proposed to be entered into between Fidelity and a trustee (the "Trustee") that has been or will be appointed prior to the issuance of Debt Securities; (ii) shares of Fidelity preferred stock, par value $.0001 per share (the "Preferred Stock"), in one or more series, which may also be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts"); and
(iii) shares of Fidelity common stock, par value $.0001 per share (the "Common Stock" and, collectively with the Debt Securities, the Preferred Stock, the Depositary Shares and the Common Stock, the "Offered Securities").


        This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

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Fidelity National Financial, Inc.
December 20, 1999
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        In connection with the preparation of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including, without limitation:

        (i)    the Registration Statement;

        (ii) the Indenture or form thereof filed as an exhibit to the Registration Statement;

        (iii) the form of deposit agreement (the "Deposit Agreement") filed as an exhibit to the Registration Statement that may be entered into among Fidelity, a depositary to be appointed by Fidelity (the "Depositary") and the holders from time to time of Receipts issued thereunder in connection with any offering of Depositary Shares, including the form of Receipt evidencing the Depositary Shares included as Annex A to the Deposit Agreement;

        (iv) a specimen certificate representing the Common Stock;

        (v) the Certificate of Incorporation of Fidelity, as presently in effect;

        (vi) the Bylaws of Fidelity, as presently in effect; and

        (vii) resolutions of the Board of Directors of Fidelity (the "Board Resolutions") relating to the preparation and filing of the Registration Statement.

        In addition, we have examined such other documents and considered such questions of law as we have deemed necessary or appropriate. As to questions of fact material to our opinions, we have relied upon certificates of public officials, certificates of officers or other representatives of Fidelity and others, and such other certificates or representations as we considered appropriate.

        We have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the genuineness of all signatures. We have also assumed that, with respect to all parties to agreements or instruments relevant hereto other than Fidelity, such parties had or will have the requisite power and authority to execute and deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, corporate or other, and executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of Fidelity and others.

        Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

        1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Board of Directors of Fidelity has taken all necessary corporate action to authorize the offer,

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Fidelity National Financial, Inc.
December 20, 1999
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sale and issuance of, and to fix and determine the terms of, the Offered Debt
Securities; (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture; (iii) the Indenture has been duly executed and delivered; and (iv) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Offered Debt Securities will have been duly authorized by all necessary corporate action on the part of Fidelity, and the Offered Debt Securities will constitute valid and binding obligations of Fidelity enforceable against Fidelity in accordance with their terms, except as the enforceability thereof may be subject to or limited by (1) bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to creditors' rights generally, and (2) general equitable principles, regardless of whether the issue is enforceability is considered in a proceeding in equity or at law.

        2. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Board of Directors has taken all necessary corporate action to authorize the offer, sale and issuance of, and to fix and determine the terms of, the Offered Preferred Stock, including the adoption of a Certificate of Designations for such Preferred Stock in the form required by applicable law; (ii) such Certificate of Designations has been duly filed with the Secretary of State of the State of Delaware; (iii) certificates representing the shares of the Offered Preferred Stock have been manually signed by an authorized officer of Fidelity or of the transfer agent and registrar for the Preferred Stock and registered by Fidelity or such transfer agent and registrar, and delivered to the purchasers thereof; and (iv) Fidelity receives consideration per share of the Offered Preferred Stock (A) in such amount (not less than the par value per share) as may be determined by the Board of Directors in the form of cash, services rendered, personal property, real property, leases of real property, or a combination thereof or (B) in an amount not less than the amount of consideration determined to be capital, in any of the above-stated forms, and a binding obligation of the purchaser to pay the balance of such purchase price, the issuance and sale of the shares of Offered Preferred Stock will have been duly authorized by all necessary corporate action on the part of Fidelity, and such shares will be validly issued, fully paid and nonassessable.

        3. With respect to Depositary Shares representing fractional interests in any series of Preferred Stock, when (i) the Board of Directors has taken all necessary corporate action to authorize the offer, sale and issuance of, and to fix and determine the terms of, the Depositary Shares and the related series of Preferred Stock, including the adoption of a Certificate of Designations for such related series of Preferred Stock in the form required by applicable law;
(ii) such Certificate of Designations has been duly filed with the Secretary of State of the State of Delaware; (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement; (iv) the Deposit Agreement has been duly executed and delivered; (v) the related series of Preferred Stock has been duly authorized and validly issued in accordance with the laws of the State of Delaware and delivered to the Depositary for deposit in accordance with the Deposit Agreement; and (vi) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related series of Preferred Stock with the Depositary in accordance with

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Fidelity National Financial, Inc.
December 20, 1999
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the Deposit Agreement, the issuance and sale of the Depositary Shares will be validly issued and the Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

        4. With respect to the shares of Common Stock (the "Offered Common Stock"), when (i) the Board of Directors has taken all necessary corporate action to authorize the offer, sale and issuance of the Offered Common Stock;
(ii) certificates representing the shares of the Offered Common Stock in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iii) Fidelity receives consideration per share of the Offered Common Stock (A) in such an amount (not less than the par value per share) as may be determined by the Board of Directors in the form of cash, services rendered, personal property, real property, leases of real property, or a combination thereof or (B) in an amount not less than the amount of consideration determined to be capital, in any of the above-stated forms, and a binding obligation of the purchaser to pay the balance of such purchase price, the issuance and sale of the shares of Offered Common Stock (including any Offered Common Stock duly issued upon exchange or conversion of any Debt Securities or shares of Preferred Stock that are exchangeable or convertible into Common Stock) will have been duly authorized by all necessary corporate action on the part of Fidelity, and such shares will be validly issued, fully paid and nonassessable.

        The foregoing opinions are subject to the following:

        A. Notwithstanding the foregoing, the opinions expressed above with respect to the Offered Debt Securities shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Offered Debt Securities the payment or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.

        B. With respect to any Indenture, Deposit Agreement or other agreement or instrument evidencing or relating to any Offered Securities, we have not examined the question of what law would govern the interpretation or enforcement thereof, and our opinions are based on the assumption that the internal laws of the State of California would govern such agreement or instrument and the transactions contemplated thereby. We express no opinion regarding the choice of law provisions of any such agreement or instrument.

        We are members of the Bar of the State of California and, accordingly, do not purport to be experts on, or to be qualified to express any opinion herein concerning, nor do we express any opinion concerning, any law other than the laws of the State of California and the General Corporation Law of the State of Delaware.

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Fidelity National Financial, Inc.
December 20, 1999
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        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinions" in the Registration Statement.


                                Very truly yours,


                                /s/ STRADLING YOCCA CARLSON & RAUTH